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Exhibit 23.1

[KPMG LETTERHEAD]

Independent Auditors' Consent

The Board of Directors
Liberté Investors Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the registration statement.

/s/  KPMG LLP

Dallas, Texas

December 15, 2003

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Independent Auditors' Consent